UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2004

APOGENT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11091	22-2849508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Penhallow Street Portsmouth, New Hampshire	03801
(Address of principal executive offices)	(Zip Code)

(603) 433-6131

Registrant’s telephone number, including area code

Item 5. Other Items

On July 2, 2004, Apogent Technologies Inc. (“Apogent”) and Fisher Scientific International Inc. (“Fisher”) issued a joint press release announcing the extension until July 16, 2004 of the pending exchange offers that relate to an aggregate of $645 million of Apogent’s existing senior convertible debt securities in connection with the proposed merger of Apogent and Fisher. The press release is attached as Exhibit 99.1.

On July 2, 2004, Apogent also issued a press release announcing the extension until July 16, 2004 of the pending tender offer and consent solicitation for all of its $250.0 million principal amount of 6 1/2 percent senior subordinated notes due 2013. The press release is attached as Exhibit 99.2.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press release dated July 2, 2004, announcing the extension until July 16, 2004 of the pending exchange offers that relate to an aggregate of $645 million of Apogent’s existing senior convertible debt securities in connection with the proposed merger of Apogent and Fisher.

99.2	Press release dated July 2, 2004, announcing the extension until July 16, 2004 of the pending tender offer and consent solicitation for all of its $250.0 million principal amount of 6 1/2 percent senior subordinated notes due 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGENT TECHNOLOGIES INC.
(Registrant)

Date: July 2, 2004	By:	/s/ Michael K. Bresson
Michael K. Bresson
Executive Vice President – Administration
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 2, 2004, announcing the extension until July 16, 2004 of the pending exchange offers that relate to an aggregate of $645 million of Apogent’s existing senior convertible debt securities in connection with the proposed merger of Apogent and Fisher.

99.2	Press release dated July 2, 2004, announcing the extension until July 16, 2004 of the pending tender offer and consent solicitation for all of its $250.0 million principal amount of 6 1/2 percent senior subordinated notes due 2013.